Exhibit d(1)(q)

AMENDMENT NO. 15 TO INVESTMENT ADVISORY AGREEMENT

This AMENDMENT No. 15 to the INVESTMENT ADVISORY AGREEMENT (the “Amendment”) is effective as of October 30, 2020, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (“VALIC”) and VALIC COMPANY I (“VC I”).

RECITALS

WHEREAS, VALIC and VALIC Company I (“VC I”) entered into an Investment Advisory Agreement dated January 1, 2002, as amended (the “Agreement”), with respect to the funds listed in Schedule A (the “Covered Funds”); and

WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the addition of the Aggressive Growth Lifestyle Fund, Capital Appreciation Fund, Conservative Growth Lifestyle Fund, Core Bond Fund, High Yield Bond Fund, International Opportunities Fund, Mid Cap Value Fund, Moderate Growth Lifestyle Fund, Small Cap Value Fund and U.S. Socially Responsible Fund (the “New Funds”) as Covered Funds; and

NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and VC I agree as follows:

1.	Schedule A Amendment. Schedule A is amended to reflect the addition of the New Funds as Covered Funds.

2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.

Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 15 as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY	VALIC COMPANY I

By: /s/ Kevin J. Adamson	By: /s/ Gregory R. Kingston

Name: Kevin J. Adamson	Name: Gregory R. Kingston
Title: Authorized Signatory	Title: Treasurer and Principal Financial Officer

VALIC COMPANY I

AMENDED SCHEDULE A

to Investment Advisory Agreement

(Effective October 30, 2020)

COVERED FUNDS

Annual Fee computed at the following annual rate, based on average monthly net assets value and payable monthly:

Aggressive Growth Lifestyle Fund	0.10%

Asset Allocation Fund	0.50% on the first $300 million
0.475% on the next $200 million
0.45% on assets over $500 million

Blue Chip Growth Fund	0.75% on the first $250 million
0.725% on the next $250 million
0.70% on assets over $500 million

Capital Appreciation Fund	0.55% on the first $1 billion
0.525% on assets over $1 billion

Capital Conservation Fund	0.50% on the first $250 million
0.45% on the next $250 million
0.40% on the next $500 million
0.35% on assets over $1 billion

Conservative Growth Lifestyle Fund	0.10%

Core Bond Fund	0.50% on the first $200 million
0.45% on the next $300 million
0.40% on assets over $500 million

Core Equity Fund	0.80% on the first $250 million
0.75% on the next $250 million
0.70% on the next $500 million
0.65% on assets over $1 billion

Dividend Value Fund	0.75% on the first $250 million
0.72% on the next $250 million
0.67% on the next $500 million
0.62% on assets over $1 billion

Dynamic Allocation Fund	0.25% on the first $1 billion
0.22% on the next $1 billion
0.20% on assets over $2 billion

Emerging Economies Fund	0.81% on the first $250 million
0.76% on the next $250 million
0.71% on the next $500 million
0.66% on assets over $1 billion

Global Real Estate Fund	0.75% on the first $250 million
0.70% on the next $250 million
0.65% on assets over $500 million

Global Strategy Fund	0.50% on the first $500 million
0.46% on assets over $500 million

Government Money Market I Fund	0.40%

Government Securities Fund	0.50% on the first $250 million
0.45% on the next $250 million
0.40% on the next $500 million
0.35% on assets over $1 billion

Growth Fund	0.73% on the first $500 million
0.67% on the next $500 million
0.64% on the next $500 million
0.61% on assets over $1.5 billion

Health Sciences Fund	1.00% on the first $500 million
0.95% on assets over $500 million

High Yield Bond Fund	0.65% on the first $150 million
0.60% on the next $350 million
0.55% over $500 million

Inflation Protected Fund	0.50% on the first $250 million
0.45% on the next $250 million
0.40% on assets over $500 million

International Equities Index Fund	0.35% on the first $500 million
0.25% on the next $500 million
0.24% on assets over $1 billion

International Government Bond Fund	0.50% on the first $250 million
0.45% on the next $250 million
0.40% on the next $500 million
0.35% on assets over $1 billion

International Growth Fund	0.95% on the first $250 million
0.90% on the next $250 million
0.85% on the next $500 million
0.80% on assets over $1 billion

International Opportunities Fund	0.90% on the first $100 million
0.80% on the next $650 million
0.75% on assets over $750 million

International Socially Responsible Fund	0.50% on the first $500 million
0.475% on the next $500 million
0.45% on assets over $1 billion

International Value Fund	0.73% on the first $250 million
0.68% on the next $250 million
0.63% on the next $500 million
0.58% on assets over $1 billion

Large Cap Core Fund	0.70% on the first $250 million
0.65% on the next $250 million

0.60% on the next $500 million 0.55% on assets over $1 billion

Large Capital Growth Fund	0.64% on the first $750 million
0.59% on assets over $750 million

Mid Cap Index Fund	0.35% on the first $500 million
0.25% on the next $2.5 billion
0.20% on the next $2 billion
0.15% on assets over $5 billion

Mid Cap Strategic Growth Fund	0.70% on the first $250 million
0.65% on the next $250 million
0.60% on assets over $500 million

Mid Cap Value Fund	0.75% on the first $100 million
0.725% on the next $150 million
0.70% on the next $250 million
0.675% on the next $250 million
0.65% over $750 million

Moderate Growth Lifestyle Fund	0.10%

Nasdaq-100® Index Fund	0.40% on the first $250 million
0.38% on the next $250 million
0.36% on assets over $500 million

Science & Technology Fund	0.90% on the first $500 million
0.85% on assets over $500 million

Small Cap Aggressive Growth Fund	0.85% on the first $250 million
0.75% on assets over $250 million

Small Cap Fund	0.90% on the first $250 million
0.85% on the next $250 million
0.80% on the next $500 million
0.75% on assets over $1 billion

Small Cap Index Fund	0.35% on the first $500 million
0.25% on the next $2.5 billion
0.20% on the next $2 billion
0.15% on assets over $5 billion

Small Cap Special Values Fund	0.75% on the first $500 million
0.70% on assets over $500 million

Small Cap Value Fund	0.75% on the first $50 million
0.65% on assets over $50 million

Small-Mid Growth Fund	0.85% on the first $250 million
0.75% on assets over $250 million

Stock Index Fund	0.35% on the first $500 million
0.25% on the next $2.5 billion
0.20% on the next $2 billion
0.15% on assets over $5 billion

Systematic Core Fund	0.75% on the first $500 million
0.725% on assets over $500 million

Systematic Value Fund	0.70% on the first $250 million
0.65% on the next $250 million
0.60% on the next $500 million
0.55% on assets over $1 billion

U.S. Socially Responsible Fund	0.25% on the first $1 billion
0.24% on assets over $1 billion

Value Fund	0.78% on the first $250 million
0.73% on the next $250 million
0.68% on the next $500 million
0.63% on assets over $1 billion